UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 8, 2008


                                West Marine, Inc.
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)


                  Delaware          0-22512            77-0355502
              -----------------  ---------------   ------------------
              (State or other    (Commission        (I.R.S. Employer
              jurisdiction of    File Number)       Identification No.)
              incorporation)


                               500 Westridge Drive
                          Watsonville, California 95076
      ---------------------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (831) 728-2700
                             -----------------------
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On January 9, 2008, West Marine, Inc. announced its net sales for the 13-week period (fourth quarter) ended December 29, 2007 and for the 52-week period ended December 29, 2007, as well as preliminary earnings for 2007. A copy of this press release is attached hereto as Exhibit 99.1.

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, except if West Marine specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 2.06.  Material Impairments.

On January 8, 2008, West Marine concluded that goodwill carried on the balance sheet was impaired. Statement of Financial Accounting Standards
No. 142, "Goodwill and Other Intangible Assets," requires West Marine to annually test goodwill for impairment, or more frequently if evidence of possible impairment arises. As part of this testing, management compares fair value to the underlying carrying value of West Marine's net assets, including goodwill. In light of fourth quarter changes in cash flow expectations, market values of guideline companies and other factors used for impairment testing, West Marine re-tested goodwill and determined that the carrying amount of its net assets exceeded fair value. Accordingly, management expects that a non-cash impairment charge of approximately $56.9 million will be reflected in West Marine's fourth quarter and fiscal year 2007 results, recognizing that the actual charge is subject to further review and refinement by management, finalizing the valuation of the company's net assets with a third-party appraisal firm and the audit being conducted by West Marine's independent registered accounting firm. West Marine does not expect the reduction in goodwill to result in any future cash expenditures.

Item 9.01.        Financial Statements and Exhibits.

                  (a) Not Applicable.

                  (b) Not Applicable.

                  (c) Not Applicable.

                  (d) Exhibit:

                      99.1 Press Release dated January 9, 2008 (furnished pursuant to Item 2.02).

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              WEST MARINE, INC.



Date:  January 9, 2008                        By:  /s/ Thomas R. Moran
                                                  ----------------------------
                                                  Thomas R. Moran
                                                  Senior Vice President and
                                                  Chief Financial Officer

                                                                 Exhibit 99.1


               WEST MARINE REPORTS FOURTH QUARTER 2007 SALES AND
                       EXPECTED IMPACT OF CERTAIN EVENTS


WATSONVILLE, CA, January 9, 2008 - West Marine, Inc. (Nasdaq: WMAR) today reported net sales for the thirteen weeks ended December 29, 2007 of $117.8 million, a decrease of $6.0 million, or 4.9%, from net sales of $123.8 million a year ago, primarily due to a $4.2 million decrease in sales attributable to closed stores and a $2.9 million decrease in comparable store sales. Comparable store sales for the fourth quarter decreased 3.0%.

Net sales for the fifty-two weeks ended December 29, 2007 were $679.1 million, a decrease of $37.5 million, or 5.2%, from net sales of $716.6 million a year ago, primarily due to a $28.6 million sales decrease attributable to closed stores and a $11.4 million decrease in comparable store sales. Comparable store sales for fiscal year 2007 do not include net sales of $6.1 million from new stores and $6.8 million from stores remodeled or expanded during the year. Comparable store sales for 2007 decreased 1.9%.

Net sales in the Stores segment for fiscal year 2007 were $593.8 million, a decrease of $36.1 million, or 5.7%, compared to fiscal year 2006. The sales decrease primarily was due to a $23.1 million decrease attributable to closed stores and a $11.4 million decrease in comparable store sales. Port Supply (wholesale) segment sales through the distribution centers for 2007 were $41.6 million, a decrease of $2.0 million, or 4.5%, compared to 2006. Port Supply sales to wholesale customers through store locations are included in the Stores segment. Net sales in the Direct Sales segment for 2007 were $43.8 million, an increase of $0.6 million, or 1.3%, compared to 2006.

Geoff Eisenberg, Chief Executive Officer of West Marine, said, "Overall sales levels in the fourth quarter were modestly below our expectations. In particular, the southeast has remained soft, continuing the trends we have seen for most of the year. Weakness in several core merchandise categories was partly offset by strength in electronics, which reflected increased promotional activity as we responded to marketplace conditions."

West Marine also reported certain significant events expected to impact fourth quarter and fiscal year 2007 results, as follows:

   o An updated assessment of goodwill in the fourth quarter, as required by Statement of Financial Accounting Standards No. 142, is expected to result in a non-cash impairment charge in the fourth quarter of approximately $56.9 million pre-tax, or $2.31 per share after-tax. The after-tax, per share equivalent of this impairment charge reflects the non-deductibility for tax purposes of certain goodwill components;

   o Continued cooperation with the previously-announced SEC informal inquiry is expected to result in expenditures that exceed our previous fourth quarter estimate by approximately $1.7 million pre-tax, or $0.05 per share after-tax;

   o The departure of our former Chief Executive Officer is expected to result in related severance costs in the fourth quarter of approximately $1.3 million pre-tax, or $0.04 per share after-tax; and

   o Management's on-going evaluation of individual store performance is expected to result in a non-cash asset impairment charge in the fourth quarter of approximately $0.9 million pre-tax, or $0.03 per share after-tax.

In addition to these significant events, lower sales during the fourth quarter are expected to result in operating earnings modestly lower than our previous expectations for 2007.

WEBCAST AND CONFERENCE CALL

West Marine will hold a conference call on Thursday, January 10, 2008 at 8:30 AM Pacific Time to discuss fourth quarter 2007 sales results and significant events. The live call will be webcast and available in real time on the Internet at www.westmarine.com in the "Investor Relations" section.
The sales release will also be posted on the Internet at www.westmarine.com in the "Press Releases" section on the Investor Relations page. Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast.

Interested parties can also connect to the conference call by dialing (888) 756-1546 in the U.S. and Canada and (706) 634-1083 for international calls. Please be prepared to give the conference ID number 30260469. The call leader is Geoff Eisenberg, West Marine's President and Chief Executive Officer.

An audio replay of the call will be available January 10, 2008 at 10:30 AM Pacific Time through January 17, 2008 at 8:59 PM Pacific Time. The replay number is (800) 642-1687 in the U.S. and Canada and (706) 645-9291 for international calls. The access code is 30260469.

ABOUT WEST MARINE

West Marine, the country's largest specialty retailer of boating supplies and accessories, has 372 stores located in 38 states, Puerto Rico and Canada. Our catalog and Internet channels offer customers approximately 50,000 products and the convenience of exchanging catalog and Internet purchases at our store locations. Our Port Supply division is one of the country's largest wholesale distributors of marine equipment serving boat manufacturers, marine services, commercial vessel operators and government agencies. For more information on West Marine's products and store locations, or to start shopping, visit westmarine.com or call 1-800-BOATING (1-800-262-8464).


Special Note Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of
Section 21E of the Securities Exchange Act of 1934 including forward-looking statements concerning earnings expectations and statements that are predictive or express expectations that depend on future events or conditions that involve risks and uncertainties. These forward-looking statements include, among other things, statements that relate to West Marine's earnings expectations, as well as facts and assumptions underlying these expectations. Actual results may differ materially from the preliminary expectations expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors, including management's further review and refinement of fourth quarter and fiscal year 2007 results and finalizing the valuation of the company's assets with our third-party appraisal firm, as well as the audit being conducted by West Marine's independent registered public accounting firm. Risk factors that may affect our earnings in the future include those set forth in West Marine's Form 10-K for the fiscal year ended December 30, 2006 as updated in its Form 10-Q for the fiscal quarter ended September 29, 2007. Except as required by applicable law, West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.


CONTACT:  West Marine, Inc.
Tom Moran, 831-761-4229
Senior Vice President and Chief Financial Officer
Deborah Ajeska, 831-761-4229
Assistant Vice President of Financial Planning & Analysis
SOURCE: West Marine, Inc.